PETERSON  SULLIVAN  PLLC
601  UNION  STREET    SUITE  2300    SEATTLE WA 98101      (206) 382-7777    FAX
382-7700
            CERTIFIED  PUBLIC  ACCOUNTANTS



                          INDEPENDENT AUDITORS' REPORT

To  the  Shareholders
Cybernet  Internet  Services  International,  Inc.

We have audited the accompanying consolidated balance sheet of Cybernet Internet Services International Inc. and its subsidiaries as of December 31, 2002, and the related consolidated statements of operations, comprehensive loss, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Cybernet Internet Services International Inc. and its subsidiaries as of December 31, 2001 and 2000, were audited by other auditors whose report dated April 15, 2002, included an explanatory paragraph that referred to conditions raising substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 1, the Company has incurred recurring operating losses and used significant amounts of cash to operate the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                               [GRAPHIC  OMITED]



                               [GRAPHIC  OMITED]


Peterson  Sullivan  P.L.L.C.
March  13,  2003
Seattle,  Washington

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001
                             (In Thousands of Euros)




                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001
                            (In Thousands of Euros)


                                                     2002                 2001
                                                     ----                 ----


ASSETS
  Cash and cash equivalents                           E   22,976           E   2,735
  Restricted cash                                          1,815               2,743
  Receivables                                              5,355              11,980
  Restricted investments                                       -              10,567
  Prepaid and other                                          419               1,670
    Total current assets                                  30,565              29,695
Long-Term Assets
  Properties                                               1,125              32,653
  Investments in equity method investees                       -               2,770
  Deferred debt issuance cost                              3,653               6,048
  Other                                                        -                 806
                                                      ----------           ---------
                                                           4,778              42,277
                                                      ----------           ---------
                                                      E   35,343           E  71,972
                                                      ==========           =========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities
  Trade accounts payable                              E   3,078            E  13,325
  Other accrued expenses                                 10,838               11,835
  Capital lease obligations                                   -                1,060
  Accrued personnel costs                                 1,079                1,848
                                                      ---------            ---------
    Total current liabilities                            14,995               28,068
Long-Term Liabilities
  Long term debt                                        158,342              164,573
  Capital lease obligations                                   -                  435
                                                      ---------            ---------
                                                        158,342              165,008
                                                      ---------            ---------
    Total liabilities                                   173,337              193,076

SHAREHOLDERS' EQUITY
  Preferred stock, US$0.001 par value; 50,000,000
    shares authorized, none issued and outstanding
    at December 31, 2002 and 2001, respectively               -                    -
  Common stock, US$0.001 par value; 50,000,000 shares
    authorized, 26,445,663 shares issued and
    outstanding at December 31, 2002 and 2001                25                   25
  Additional paid-in capital                            127,718              127,718
  Accumulated deficit                                  (287,931)            (249,473)
  Accumulated other comprehensive income                 22,194                  626
                                                      ---------            ---------
Total shareholders' deficiency                         (137,994)            (121,104)
                                                      ---------            ---------
                                                      E  35,343            E  71,972
                                                      =========            =========


        The accompanying notes are an integral part of these consolidated financial statements.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2002, 2001 and 2000
                 (In Thousands of Euros, Except Per Share Data)


                                         2002           2001           2000
                                         -----          -----          -----


Revenues                                 E  25,078      E  39,077      E  35,831
Costs and expenses
  Direct cost of services                   13,370         25,105         23,117
  Network operations                         5,784          7,861          8,426
  General and administrative expenses       16,244         18,842         21,318
  Sales and marketing expenses               5,295         10,186         13,428
  Impairments                                7,305         37,110          2,265
  Depreciation and amortization              6,621         20,156         19,563
                                         ---------      ---------      ---------
                                            54,619        119,260         88,117
                                         ---------      ---------      ---------
    Loss from operations                   (29,541)       (80,183)       (52,286)
Other income (expense)
  Interest expense                         (26,034)       (25,728)       (35,189)
  Interest income                              930          1,477          5,437
  Gain on sale of assets and other          17,175            123            198
  Foreign currency losses                     (597)        (6,721)        (3,670)
                                         ---------      ---------      ---------

    Loss before taxes, loss in equity
     method investees and extraordinary
     item                                  (38,067)      (111,032)       (85,510)

Income tax benefit (expense)                     -        (27,678)         6,976
                                         ---------      ---------      ---------

    Loss before loss in equity method
     investees and extraordinary items     (38,067)      (138,710)       (78,534)
Loss in equity method investees               (391)          (538)          (168)
    Loss before extraordinary item         (38,458)      (139,248)       (78,702)

Extraordinary item, gain on
  extinguishment of debt, net of tax             -          4,608         17,754
                                         ---------      ---------      ---------
Net loss                                 E (38,458)     E(134,640)     E  60,948
                                         =========      =========      =========
Basic and diluted loss per share:
  Loss per share before extraordinary
   item                                  E   (1.45)     E   (5.36)     E   (3.38)
  Extraordinary item                             -           0.18           0.76
                                         ---------      ---------      ---------
    Loss per share                       E   (1.45)     E   (5.18)     E    2.62
                                         =========      =========      =========


        The accompanying notes are an integral part of these consolidated
                              Financial statements.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
              For the Years Ended December 31, 2002, 2001 and 2000
                             (In Thousands of Euros)



                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
              For the Years Ended December 31, 2002, 2001 and 2000
                             (In Thousands of Euros)


                                         2002           2001           2000
                                         -----          -----          -----


Net loss                                 E  (38,458)    E  (134,640)   E  (60,948)
Other comprehensive income
  Foreign currency translation
   adjustment                                21,511              90          (128)

  Unrealized holding gains (losses)
    arising during the period                   (61)            (47)          579

  Reclassification adjustment for
   (gains) losses included in net loss          118             290           (46)
                                         ----------     -----------    ----------
                                                 57             243           533
Other comprehensive income                   21,568             333           405
                                         ----------     -----------    ----------
Comprehensive loss                       E  (16,890)    E  (134,307)   E  (60,543)
                                         ==========     ===========    ==========



        The accompanying notes are an integral part of these consolidated financial statements.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 2002, 2001 and 2000
                             (In Thousands of Euros)





                                                                                                  ACCUMULATED OTHER
                                                                                                  COMPREHENSIVE INCOME
                                                                                                  --------------------
                                                                                                  FOREIGN   UNREALIZED
                                                                        ADDITIONAL                CURRENCY    GAINS
                                    PREFERRED STOCK  COMMON STOCK   PAID-IN   ACCUMULATED  TRANSLATION  (LOSSES) ON   SHAREHOLDERS'
                                    ---------------  ------------
                                    SHARES  AMOUNT   SHARES  AMOUNT CAPITAL     DEFICIT     ADJUSTMENT  SECURITIES        EQUITY
                                    ------- -------  ------  ------ --------  ----------  -----------  -----------  -------------

Balance at December 31, 1999         4,793  E   5    20,970  E  20  E122,417  E(53,885)   E 721        E (833)      E  68,445
Issuance of shares for acquisitions      -      -       652      -     5,246         -        -             -           5,246
Conversion of preferred stock       (4,193)    (4)    4,193      4         -         -        -             -               -
Other issuances                          -      -        30      -        55         -        -             -              55
Net loss                                 -      -         -      -         -   (60,948)       -             -         (60,948)
Other comprehensive income (loss)        -      -         -      -         -         -     (128)          533             405
                                    ------  -----    ------  ----- --------- ---------    -----        ------       ---------

Balance at December 31, 2000           600      1    25,845     24   127,718  (114,833)     593          (300)         13,203

Conversion of preferred stock         (600)    (1)      600      1         -         -        -             -               -
Net loss                                 -      -         -      -         -  (134,640)       -             -        (134,640)
Other comprehensive income               -      -         -      -         -         -       90           243             333
                                    ------  -----    ------  -----  --------  --------    -----        ------       ---------

Balance at December 31, 2001             -      -    26,445     25  1 27,718  (249,473)     683           (57)       (121,104)
Net loss                                 -      -         -      -         -   (38,458)       -             -         (38,458)
Other comprehensive income               -      -         -      -         -         -   21,511            57          21,568
                                    ------  -----    ------  -----  -------- ---------  -------        ------       ---------
Balance at December 31, 2002             -  E -      26,445  E  25  E127,718 E(287,931) E22,194        E    -       E(137,994)
                                    =======  ===     ======  =====  ======== =========  =======        ======       ========


        The accompanying notes are an integral part of these consolidated financial statements.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2002, 2001 and 2000
                             (In Thousands of Euros)


                                                                     2002      2001       2000
                                                                     -----     -----      -----

Cash Flows from Operating Activities:
  Net loss                                                           E(38,458)  E(134,640) E(60,948)
  Adjustments to reconcile net loss to net cash used in operations:
  Deferred taxes                                                            -      27,657    (6,976)
 Depreciation                                                           6,621       8,365     8,125
  Amortization                                                              -      11,791    11,438
  Losses in equity method investees                                       391         538       168
  Provision for losses on accounts receivable                           1,807       5,514     1,305
  (Gain) loss on sale of investments                                      118         290       (46)
 Loss on disposal of leased assets                                        113           -       198
  Amortization of bond discount                                         2,471       2,656     4,663
  Accreted interest expense on long-term debt                          13,364      11,861    13,484
  Impairment                                                            7,305      32,354     2,265
  Loss (gain) on disposal of assets                                   (18,345)      4,756         -
  Loss on disposal of business                                          1,170           -         -
  Gain on extinguishment of debt                                            -      (4,608)  (17,754)
  Foreign currency transaction losses                                     131       7,786     6,427
  Changes in operating assets and liabilities:
  Restricted cash                                                         928          49    (2,792)
  Receivables                                                           1,403         686    (5,338)
  Prepaid and other                                                       (81)        500    (3,655)
  Trade accounts payable                                               (3,963)      1,726    (6,716)
  Other accrued expenses                                                  264      (1,058)   (2,172)
  Accrued personnel costs                                                (127)       (482)     (351)
                                                                     --------   ---------  --------
Net cash used in operating activities                                 (24,888)    (24,259)  (58,675)
Cash Flows from Investing Activities:
  Purchase of short-term investments                                        -           -   (35,924)
  Proceeds from sale of short-term investments                              -      25,230    72,201
  Proceeds from sales of property and equipment                        37,336           -         -
  Proceeds from restricted investments                                  8,994      10,194    21,014
  Product development costs                                                 -           -      (623)
  Purchase of property and equipment                                     (473)     (5,905)  (23,888)
  Acquisition of businesses, net of cash acquired                           -           -    (2,037)
  Sale of business, net of cash sold                                      541           -         -
  Acquisition of investments in equity method investees                     -        (409)   (1,000)
  Payment of deferred purchase obligations                                  -      (2,078)        -
                                                                     --------   ---------  --------
      Net cash provided by investing activities                        46,398      27,032    29,743
Cash Flows from Financing Activities:
  Principal payments under capital lease obligations                   (1,495)     (1,347)   (2,140)
  Proceeds from issuance of bonds and other borrowings                      -           -       962
  Repayment of borrowings                                                   -      (3,722)  (36,664)
                                                                     --------   ---------  --------
      Net cash used in financing activities                            (1,495)     (5,069)  (37,842)
Effect of foreign exchange rate on cash and cash equivalents              226        (940)     (134)
                                                                     --------   ---------  --------
Net increase (decrease) in cash and cash equivalents                   20,241      (3,236)  (66,908)
Cash and Cash Equivalents, beginning of year                            2,735       5,971    72,879
                                                                     --------   ---------  --------
Cash and Cash Equivalents, end of year                               E 22,976   E   2,735  E  5,971
                                                                     ========   =========  ========


        The accompanying notes are an integral part of these consolidated financial statements.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)
              For the Years Ended December 31, 2002, 2001 and 2000
                             (In Thousands of Euros)


                                                    2002        2001      2000
                                                    ------      ------    ------
Noncash investing and financing transactions:

  Transfer from restricted investments to
   short-term investment due to removal of
   restrictions                                     E 10,567    E 2,339   E 20,374
                                                    ========    =======   ========

  Conversion of preferred stock into
   common stock                                     E      -    E     1   E      4
                                                    ========    =======   ========

  Acquisition of property and equipment
   through capital lease obligations                E      -    E   214        522
                                                    ========    =======    =======

Other supplemental cash flow disclosures

  Cash paid for interest                            E 10,970    E10,476   E 27,791
                                                    ========    =======   ========

  Cash paid for taxes                               E      -    E   109   E    149
                                                    ========    =======   ========



        The accompanying notes are an integral part of these consolidated financial statements.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


Note  1.  The  Company  and  Summary  of  Significant  Accounting  Policies

Cybernet Internet Services International, Inc. ("the Company") is a U.S. corporation incorporated in Delaware. The amounts in the notes are rounded to the nearest thousand except per share amounts.

Going Concern
--------------

The Company, through its European subsidiaries, offered a variety of Internet related telecommunication and systems integration services to corporate customers located in Europe. However, the Company has incurred significant losses from operations resulting in a shareholders' deficiency of (137,994) at December 31, 2002. The Company does not expect to achieve sufficient revenues to support future operations without additional financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is in the process of reviewing its strategic options including seeking additional financing, restructuring its debt, sales of assets and liquidation. However, there are no assurances that management's review of these options will result in a plan which can be accomplished or will provide sufficient cash to fund the Company's operations or satisfy its creditors in the future. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Accordingly, these consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The Company sold subsidiaries and assets during 2002 to raise cash and reduce operating losses. The Company sold two subsidiaries and the stock of an equity method investee for cash of 1,128 resulting in a loss of (1,170) and also sold assets for cash amounting to 37,336 resulting in a gain of 18,345. Subsequent to December 31, 2002, the Company sold assets for cash amounting to 2,700 resulting in a gain of 2,415 and also sold three subsidiaries for cash of 10 resulting  in  a  gain  of  2.

Estimates
---------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

------
Principles  of  Consolidation
-----------------------------

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Investments in entities where the Company owns at least a 20% interest, but does not have control, are accounted for under the equity method. Significant intercompany accounts and transactions have been eliminated.

Reclassifications
-----------------

Certain prior year amounts in the consolidated financial statements have been reclassified to conform to the current year presentation.

Foreign Currency
-----------------

The functional currency for the Company and its subsidiaries is the local currency of the country in which the subsidiary is located. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," the assets and liabilities for the Company's international subsidiaries are translated into the Euro using current exchange rates at the balance sheet dates. Revenue and expenses are translated at average exchange rates prevailing during the applicable period. The gains and losses resulting from the changes in exchange rates from year to year are reported in accumulated other comprehensive income. Foreign currency transaction gains or losses are included in the calculation of net loss.

Cash  and  Cash  Equivalents
----------------------------

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. The Company maintains cash balances in financial institutions in excess of insured limits.

Restricted  Cash
----------------

Restricted cash consists of cash in bank for bank guarantees used to secure miscellaneous obligations.

Goodwill  and  Other  Intangible  Assets
----------------------------------------

Prior to January 1, 2002, the Company had been amortizing goodwill and other intangible assets to expense. Based on a new accounting standard, amortization of goodwill and other intangible assets with indefinite lives are no longer to be amortized beginning January 1, 2002. However, during 2001, management determined, based on estimated future cash flows, that the remaining carrying value of goodwill and other intangible assets should be written off. Therefore, no amount for goodwill and other intangible assets are reflected in the December 31, 2002 and 2001, consolidated balance sheets.

------
Properties
----------

Depreciable properties are stated at cost unless the estimated undiscounted cash flows that result from either the use of an asset or its eventual disposition are less than its carrying amount. In that situation, an impairment loss is recognized based on the fair value of the asset. Depreciation is based on the estimated useful lives of the assets (four to ten years) and is computed using the straight-line method. Repairs and maintenance are charged to expense incurred.

Based on management's analyses, impairment losses on properties were recorded during 2002, 2001 and 2000 in amounts of 5,629, 3,937 and 1,620, respectively.

Revenue Recognition
--------------------

The Company offers Internet telecommunication and system integration products, data center services, network services and voice telephony products.

The Company recognizes revenue pursuant to Securities & Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." In accordance with SAB No. 101, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that arrangement exists; (ii) delivery of the products and/or services has occurred;
(iii) the selling price is both fixed and determinable; and, (iv) collectibility is reasonably probable.

Revenues from Internet telecommunication and system integration products, which includes equipment sales, are recognized upon completion of the related project and receipt of customer acceptance. Revenues from ongoing network services, voice telephony and data center services, including co-location, are recognized when services are provided. All payments received in advance of providing services are deferred until the period that such services are provided which amounted to 1,162 and 594 at December 31, 2002 and 2001, respectively. These amounts are included in other accrued liabilities on the consolidated balance sheets.

The Company enters into multiple element arrangements, which may include any combination of monthly network services, professional consulting services and/or equipment sales. Each element of a multiple element arrangement is evaluated to determine whether it represents a separate earnings process. If a multiple element arrangement can be segmented, revenue is allocated among the multiple elements based upon the fair value of the elements. If an undelivered element is essential to the functionality of a delivered element, no revenue allocated to the delivered element is recognized until that undelivered element is delivered.

Direct Cost of Services
--------------------------

Direct cost of services consists of 1) telecommunications expenses, which mainly represent the cost of transporting Internet traffic from a customer's location through a local telecommunications carrier to one of the Company's access nodes, transit and peering costs, and the cost of leasing lines to interconnect the Company's backbone nodes, and 2) the cost of hardware and software sold. The Company mainly utilizes leased lines for its backbone network, and to connect its network to its major customers premises.

Network Operations
-------------------

Network operations mainly consist of 1) the personnel costs of technical and operational staff and related overhead, 2) the rental of premises solely or primarily used by technical staff, including premises used to generate our co-location services revenue, and 3) consulting expenses in the area of network and software development.

General and Administrative Expenses
--------------------------------------

General and administrative expenses consist principally of salaries and other personnel costs for our administrative staff, office rent and maintenance of office equipment.

Sales and Marketing Costs
----------------------------

Marketing costs include the costs of all personnel engaged in marketing activities, the costs of advertising and public relations activities (e.g. trade shows), and other related costs. Advertising costs are expensed as incurred. Advertising expense was approximately 553, 1,706 and 3,095 in the years ended December 31, 2002, 2001 and 2000, respectively.

Taxes on Income
-----------------

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

Deferred Debt Issuance Costs
-------------------------------

Deferred debt issuance costs are amortized to interest expense over the term of the related debt. Any remaining balance will be charged to expense if the debt is retired early.

Stock-Based Compensation
-------------------------

The Company has a stock-based employee compensation plan, which is described more fully in Note 9. The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.


                                               2002         2001         2000
                                             --------     --------     --------

Reported loss before extraordinary item      E (38,458)   E (139,248)  E (78,072)
Deduct:  Total stock-based employee
  compensation expense determined under
  fair value based methods for all awards,
  net of any related tax effects                (2,848)       (3,251)     (3,654)
                                             ---------    ----------   ---------

Proforma loss before extraordinary item        (41,306)     (142,499)    (81,726)
Extraordinary item                                   -         4,608      17,754
                                             ---------    ----------   ---------
Proforma net loss                            E (41,306)   E (137,891)  E (63,972)
                                             =========    ==========   =========
Basic and diluted loss per share
  As reported before extraordinary item      E   (1.45)   E    (5.36)  E   (3.38)
  Extraordinary item                                 -           .18         .76
                                             ---------    ----------   ---------
  As reported                                E   (1.45)   E    (5.18)  E   (2.62)
                                             =========    ==========   =========
  Proforma before extraordinary item         E   (1.56)   E    (5.48)  E   (3.51)
  Extraordinary item                                 -           .18         .76
                                             ---------    ----------   ---------
  Proforma                                   E   (1.56)   E    (5.30)  E   (2.75)
                                             =========    ==========   =========



Earnings Per Share
--------------------

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

Segment Reporting
------------------

The Company operates primarily in one business segment, which is providing international Internet backbone and access services and related communication services for corporate customers. The Company's operations are in Europe and present management does not find it useful to segment operations any further. Therefore, no country segment data is provided in these consolidated financial statements.

New Accounting Standards
--------------------------

Statements of Financial Accounting Standards No. ("SFAS") 145 and 146 are generally modifications to previously adopted standards. A part of SFAS 145 is effective for years beginning after May 15, 2002, and SFAS 146 is effective for years beginning after December 31, 2002. These new standards do not have an effect on the Company's consolidated financial statements.



Note 2.  Goodwill and Other Intangible Assets

The changes in the carrying amount of goodwill during 2001 and 2000 are summarized below:




                              2001     2000
                            --------  -------
Balance, beginning of year  E 26,054  E 26,120
Acquired                         354     6,968
Amortization expense          (4,386)   (7,034)
Impairment losses            (22,022)        -
                            --------  --------
Balance, end of year        E      -  E 26,054
                            ========  ========

The Company did not acquire any goodwill or other intangible assets during 2002.

Other intangible assets consist of customer lists and management contracts and are summarized below:


                             2002  2001    2000
                             ----  -----  ------
Gross carrying amount . . .  E  -  E   -  E 17,392
Accumulated amortization. .     -      -     7,991
Amortization for the period     -  3,006     4,142
Impairment recognized . . .     -  6,395         -


In addition, impairments of other assets of 1,676, 4,756, and 645 were recorded for the years ended December 31, 2002, 2001 and 2000, respectively.

The transitional disclosures required under Statement of Financial Accounting Standards No. 142 with respect to goodwill and other intangible assets are as follows:




                                                  Year Ended December 31
                                          -------------------------------------
                                            2002          2001          2000
                                          --------      --------      ---------
Reported loss before extraordinary item   E (38,458)    E (139,248)   E (78,702)
Add back amortization
  Goodwill                                        -          4,386        7,034
  Other intangible assets                         -          3,006        4,142
                                          ----------    ----------    ---------
Adjusted loss before extraordinary item     (38,458)      (131,856)     (67,526)
Extraordinary item                                -          4,608       17,754
                                          ----------    ----------    ---------
Adjusted net loss                         E (38,458)    E (127,248)   E (49,772)
                                          =========     ==========    =========
Basic and diluted loss per share
  Reported loss before extraordinary item E   (1.45)    E    (5.36)   E   (3.38)
  Amortization
    Goodwill                                      -            .17          .30
    Other intangible assets                       -            .12          .18
  Extraordinary item                              -            .18          .76
                                          ---------     ----------    ---------
  Adjusted net loss per share             E   (1.45)    E    (4.89)   E   (2.14)
                                          =========     ==========    =========


Note 3.  Restricted Investments

Restricted investments were required as part of the Company's debt financing. These investments were classified as available-for-sale securities at December 31, 2001, and consisted of U.S. Treasury Notes which matured in 2002. There were no available-for-sale securities at December 31, 2002. Proceeds from the sales of available-for-sale securities amounted to 8,994, 10,194 and 21,014 during 2002, 2001 and 2000, respectively. Realized gains (losses) on the sales of these securities were (118), (290) and 46 in 2002, 2001 and 2000, respectively. The cost of these securities was 9,112 and 20,395 at December 31, 2001 and 2000, respectively, which resulted in unrealized losses of 57 and 300 being recorded in accumulated comprehensive income at December 31, 2001 and 2000, respectively. Cost is based on the specific identification method to determine realized gains or losses.

Note 4.  Receivables




                                           December 31
                                      ----------------------
                                        2002          2001
                                      --------      --------
Trade accounts receivable             E 7,956       E 14,717
Receivables from affiliates                 -            356
Other                                   1,534          2,721
                                      -------       --------
                                        9,490         17,794
Less allowance for doubtful accounts   (4,135)        (5,814)
                                      -------       --------
                                      E 5,355       E 11,980
                                      =======       ========


Receivables are stated at their outstanding principal balances. Management reviews the collectibility of receivables on a periodic basis and determines the appropriate amount of any allowance. Based on this review procedure, management has determined that the allowances were adequate at December 31, 2002 and 2001. The Company charges off receivables to any allowance when management determines that a receivable is not collectible. The Company does not generally require collateral for any of its receivables.


Note 5.  Properties


                                                    December 31
                                                --------------------
                                                  2002        2001
                                                --------    --------
Computer equipment and software                 E  4,383    E 23,846
Leasehold improvements                             4,349      24,607
Furniture and fixtures                               587       2,753
                                                --------    --------
                                                   9,319      51,206
Less accumulated depreciation and amortization    (8,194)    (18,553)
                                                --------    --------
                                                E  1,125    E 32,653
                                                ========    ========


NOTE  6.  DEBT


                                                         December 31
                                                     --------------------
                                                       2002        2001
                                                     --------    --------
Senior Dollar Notes, interest at 14% due January 1
and July 1 until maturity on July 1, 2009,
originally issued in US $1,000 principal units
including one warrant to purchase approximately
30 common shares of the Company's stock at an
exercise price of US$22.278 per share exercisable
until July 1, 2009 resulting in E45,405 being
allocated to additional paid-in capital and a
discount applied to the original principal amount
of debt of which E14,918 and E20,104 remained at
December 31, 2002 and 2001, respectively; E2,481,
E2,677 and E6,498 was charged as interest expense
resulting from the amortization of the discount
during 2002, 2001 and 2000, respectively; at
December 31, 2002,4,535 shares of the Company's
Common stock have been reserved as a result of the
Warrants                                             E  49,697   E  55,672

Convertible Senior Euro Subordinated Payment-
in-Kind Notes, interest at 13% payable in the
form of secondary payment-in-kind notes on
February 15 and August 15 each year until August
15, 2004, when beginning with the February 15
semi-annual interest due date, current interest
is payable in cash until maturity on August 15,
2009, these notes are convertible at any time
prior to maturity at the rate of one share
of the Company's common stock for each E25
in outstanding note balance at the option of
the creditor, at December 31, 2002, 1,439 of
the Company's common stock have been reserved
in connection with these notes                          35,969      32,619

Convertible Senior Dollar Subordinated Discount
Notes, 13% interest due semi-annually beginning
February 15, 2004, until maturity on August 15,
2009, convertible prior to maturity at the rate
of one share of the Company's common stock for
each US $25 of accreted value, as defined, of
the notes being converted                               72,676      76,282
                                                     ---------   ---------
                                                     E 158,342   E 164,573
                                                     =========   =========


During 2001 and 2000, the Company extinguished Senior Dollar Notes in the carrying amount of 7,933 and 51,591 for cash of 3,325 and 33,837 resulting in extraordinary gains. None of the warrants associated were acquired in the extinguishments.

Note 7.  Income Taxes

The provision for income taxes (benefit) for years ended December 31 consists of the following:


                            2002       2001      2000
                           ------     ------    ------
Provision for income taxes
Current                     E    -    E    21   E     3
Deferred                         -     27,657    (6,979)
                            ------    -------   -------
                                 -     27,678    (6,976)
                            ======    =======   =======


Differences between the U.S. Federal Statutory and the Company's effective income tax rate for years ended December 31 are as follows:


                                                2002       2001       2000
                                               ------     ------     ------
U.S. Federal statutory rate on loss
  from operations                              E (13,460) E (20,228) E (20,926)
Tax differential on foreign losses                   360     (3,191)     3,214
Valuation allowance                               13,100     51,209      2,265
Other                                                          (112)     8,471
                                               ---------  ---------  ---------
                                               E       -  E  27,678  E  (6,976)
                                               =========  =========  =========


Deferred  income  tax  assets  are  composed  of  the  following:


                                                December 31
                                2002      2001
                               ------    ------
Tax loss carryforwards:
U.S.                           E 35,564  E 22,439
Germany                          39,891    40,176
Other                             3,314     3,054
                               --------  --------
                                 78,769    65,669
Valuation allowance             (78,769)  (65,669)
                               --------  --------
Net deferred income tax asset  E      -  E      -
                               ========  ========


The tax loss carryforwards are subject to audit by the applicable tax authorities which may result in changes to the amounts above. Since the Company has incurred significant losses and does not expect to generate taxable income in the near future, a valuation reserve for all of the deferred income tax assets has been deemed appropriate by management.

Losses from foreign source operations amounted to E(4,733), E(41,718) and E(35,077) for 2002, 2001 and 2000, respectively.

The Company has U.S. total estimated net operating loss carryforward amounting to 101,612 at December 31, 2002, which, if not utilized, will expire in years ended 2022. Other tax loss amounts approximate 97,628 at December 31, 2002, result primarily from operations in Germany which may be carried forward indefinitely under current tax law.


Note 8.  Shareholders' Equity

The Company is authorized to issue 50,000,000 shares of Preferred Stock with relative rights, preferences and limitations determined at the time of issuance. As of December 31, 2002, the Company has no issued and outstanding Series A and B and C Preferred Stock. All of the Company's previously issued Preferred Stock was converted to Common Stock.

Series A Preferred Stock entitles the holder to receive dividends at a rate equal to US $0.01 per share per annum before any dividends are paid or set apart for payment upon any other series of Preferred Stock of the Company, other than Series B or Series C Preferred Stock, or on the Common Stock of the Company.
Dividends on the Series A Preferred Stock are to be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits. The dividends on the Series A Preferred Stock are not cumulative. The holders of the Series A Preferred Stock are not entitled to vote. The shares of Series A Preferred Stock may be redeemed by the Company at any time, at a redemption price of one share of the Common Stock of the Company for each share of Series A Preferred Stock plus any unpaid dividends earned provided that all and not less than all of the shares of Series A Preferred Stock are so redeemed.

Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series A Preferred Stock will be entitled to be paid the sum of US $3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock, other than the Series B Preferred Stock or the Series C Preferred Stock, or to the holder of any Common Stock of the Company. After payment of these amounts to the holders of the Series A Preferred Stock, the remaining assets of the Company will be distributed to the holders of the Common Stock.

The Series B Preferred Stock entitles the holder to receive dividends at a rate equal to US $0.01 per share per annum before any dividends are paid or set apart for payment upon any other series of Preferred Stock of the Company other than the Series C Preferred Stock or on the Common Stock of the Company. Dividends on Series B Preferred Stock are to be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits. The dividends on the Series B Preferred Stock are not cumulative. The holders of the Series B Preferred Stock are entitled to one vote per share.

The shares of Series B Preferred Stock may be redeemed by the Company at a redemption price of one share of the Common Stock of the Company for each share of Series B Preferred Stock plus any unpaid dividends earned thereon through the date of redemption; provided that all and not less than all of the shares of Series B Preferred Stock are so redeemed. A holder of Series B Preferred Stock may convert each share held into one share of the Common Stock of the Company provided, however, any conversion may not be for less than all of the Series B Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series B Preferred Stock will be entitled to be paid the sum of US $3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock other than the Series C Preferred Stock or to the Common Stock of the Company. After payment of these amounts to the holders of the Series B Preferred Stock, the remaining assets of the Company will be distributed to the holders of the Common Stock.


Note 9.  Stock Based Compensation

In 1998, the Company adopted a stock incentive plan that provides for the grant of stock options to purchase shares of the Company's common stock to employees and members of the Board of Directors. The Company has reserved 5,000,000 shares of common stock for issuances under the plan. The following table presents the changes in the stock options during the year.


                                                                   Weighted Average
                                                                    Exercise Price
                                       Stock Options               (In US Dollars)
                                  ----------------------           ----------------
Outstanding at December 31, 1999               2,194,015           $          16.10
Granted                                        2,307,700                       7.25
Cancelled                                      1,068,550                      15.94
Forfeited                                      1,082,533                      15.78
                                             -----------
Outstanding at December 31, 2000               2,350,632                       9.68
Granted                                        1,666,450                       1.54
Forfeited                                      1,258,616                      10.04
                                             -----------
Outstanding at December 31, 2001               2,758,466                       4.60
Forfeited                                      2,456,541                       4.36
                                             -----------
Outstanding at December 31, 2002                 301,925                       6.54
                                             ===========


Since plan inception through December 31, 2002, no options have been exercised and none have expired. The weighted-average remaining contractual life of options outstanding at December 31, 2002, was 7.30 years with a contractual life of 10 years.

As  of  December 31, 2002, 2001 and 2000, the Company had 249,225, 1,079,049 and
568,869 options exercisable, respectively. The weighted-average exercise price of options exercisable as of December 31, 2002, is US $7.28. Options vest over a period of three years from the date of grant and become exercisable upon vesting. The Company has not recognized any compensation expense related to stock options in 2002, 2001 or 2000.

The following table presents information about options outstanding as of December 31, 2002.


                                   Weighted   Weighted                  Weighted
                                   Average    Average                   Average
                                   Exercise   Remaining                 Exercise
                     Number of     Price      Contractual  Number of    Price
Exercise Price         Options     (In US     Life         Options      (In US
   Range             Outstanding   Dollars)   (In Years)   Exercisable  Dollars)
---------------      -----------   --------   ----------   -----------  ---------

0.41 - 1.89             51,850     $  1.44       8.23         17,117    $  1.45
3.06 - 6.65            103,800        4.94       7.27         87,133       4.79
8.19 - 14.36           143,775        9.14       7.01        142,475       9.12
20.30 - 35.43            2,500       29.63       6.00          2,500      29.63
                      --------                              --------
                       301,925                               249,225
                      ========                              ========


The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of the options granted were as follows:


                                 2002        2001        2000
                               --------    --------    --------
Risk-free interest rate           3.5%      4.61%       5.5%
Stock price volatility factor     4.498     1.242       0.859
Expected life of the options.   5 years     5 years     5 years
Dividend yield                    0.0%      0.0%        0.0%


During 2000, the Company offered plan participants the opportunity to exchange stock options previously granted for new options at the current stock price. Approximately 1.07 million new options with an exercise price of US $9.02, the fair market value of the stock on the date of the exchange, were exchanged for previously issued options. This exchange is considered a re-pricing and changes the status of these options to variable options. These options are accounted for as variable from July 1, 2000, until the options are exercised, forfeited or expire unexercised. However, because the market price of the Company's stock decreased since July 1, 2000, the effect has had no impact on net loss. But, any future increases in the market price of the stock, above the exercise price of the options, will result in recognition of stock-based compensation expense in future reporting periods.

Note 10.  Earnings Per Share

Earnings  per  share  data  for year ended December 31 is summarized as follows:


                                         Net Income (Loss)
                                   --------------------------------
                                    2002         2001         2000
                                   ------       ------       ------
Loss available to common
  shareholders before
  extraordinary item               E (38,458)   E (139,248)  E (78,702)
Extraordinary item                         -         4,608      17,754
                                   ---------    ----------   ---------
Net loss                           E (38,458)   E (134,640)  E (60,948)
                                   =========    ==========   =========
Weighted average number of shares
  outstanding - basic and diluted     26,445        25,996      23,266
                                   =========    ==========   =========


Warrants and options were not included in the computation of diluted earnings per share because they were anti-dilutive in each year.


Note 11.  Transactions with Related Parties

The Company paid E242, E435 and E209 to a law firm for legal services where a former member of the board of directors is a partner in the years ended December 31, 2002, 2001 and 2000, respectively.

The Company granted interest free loans totaling E356 to three former Italian management employees. The loans were due on December 31, 2000, and are denominated in Italian Lire. No payments have been made on the loans to date. Following the sale of stock of the subsidiary in 2002, the Company no longer has a receivable due from the former Italian management employees.

During 2002, MFC Merchant Bank S.A., an affiliate of MFC Bancorp Ltd. ("MFC"), provided a revolving senior secured credit line to the Company of up to E7,000. At December 31, 2002, the Company had no balance outstanding on this line which bears interest at 14%, is due on March 12, 2003, and is secured by the Company's ownership in its subsidiaries. Interest expense of E177 was incurred and paid on the borrowing in 2002. The Company engaged MFC to provide strategic advisory and restructuring services. Beginning April 2002, the Company agreed to pay to MFC US $175 per month payable in advance. Additionally, pursuant to such agreement, the Company agreed to pay MFC a fee on the completion of a successful debt restructuring and on other specified transactions. The success fee is computed based on specified percentages received by the Company from: asset sales, security issuances and debt restructurings with a cap on total fees payable to MFC of US $5,500. An expense of E2,289 was recorded under this agreement in 2002. MFC is a related party because it maintains certain voting rights with respect to approximately 26% of the Company's outstanding common shares on behalf of two shareholders and an officer and director of MFC is also an officer and director of the Company.

NOTE  12.  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The  fair  value  of  financial  instruments at December 31 is summarized below:


                                   2002                     2001
                           ===================        ===================

                           Carrying     Fair          Carrying     Fair
                           Amount       Value         Amount       Value
                           ---------    ------        ---------    ------
Cash and cash equivalents  E 22,976     E 22,976      E 2,735      E 2,735

Restricted cash               1,815        1,815        2,743        2,743

Other receivables             1,534        1,534        3,077        3,077

Capital lease obligations         -            -        1,495        1,495


The fair value of cash and cash equivalents is based on reported market value. The fair value of restricted cash is equal to its carrying amount because it is in an account which bears a market rate of interest. The fair value of other receivables approximates carrying value due to the short-term maturity of the receivables. The fair value of capital lease obligations, which approximates carrying value, was estimated using discounted cash flow analyses based on the Company's incremental borrowing rates for similar types of borrowings.

At December 31, 2002, no quoted market exists for the Company's long-term debt. Also, based on the Company's current financial position, management believes a discounted cash flow valuation is not appropriate. Therefore, no fair value information is presented for the Company's long-term debt at either December 31, 2002, or 2001.


Note 13.  Commitments and Contingencies

The Company is subject to pending and threatened legal actions that arise in the normal course of business. In the opinion of management, no such actions are known to have a material adverse impact on the financial position of the Company.

The Company has no lease commitments beyond December 31, 2002. Rental expense was E4,280, E3,504 and E12,171 for 2002, 2001 and 2000, respectively.

The Company is economically dependent on the entities from which it leases their telecommunication lines comprising its network. It is probable that failure of these entities to honor their lease obligations or to renew leases under economically viable conditions would have a negative near-term impact on any Company growth and results of operations.